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                                                                    EXHIBIT 10.8


                         CONTRACT FOR SALE AND PURCHASE

         PARTIES: BIGHAM HIDE COMPANY, INC. ("Seller"), of P.O. Box 188, Coleman, FL 35521 (Phone) 352-748-1831 and SOLOMAN LAM and/or Assigns ("Buyer"), of 11863 Wimbledon Circle, Wellington, FL 33414 (Phone) 561-333-9590, hereby agree that Seller shall sell and Buyer shall buy the following described Real Property ("PROPERTY") upon the following terms and conditions, which include Standards for Real Estate Transactions (STANDARD(S)) on the reverse side hereof or attached hereto and riders and addenda to this Contract for Sale and Purchase ("CONTRACT").

I.       DESCRIPTIONS:
(a) Legal description of the Real Property located in Sumter County, Florida:

Parcels of real property located in Sections 20, 21, 27, 28, 29, 33, and 34 of Township 18 South, Range 23 East, Sumter County, Florida consisting of approximately 2300 acres more or less. The exact acreage and description of the property are to be determined by survey at a later date; said survey to be provided by Buyer.

(b) Street Address of the Property is: C.R. 501 and C.R. 468, Sumter County, Florida.

(c) Personal Property:  None - the above described property is vacant.

II.      PURCHASE PRICE....................................   $15,000,000.00**

         *** See Addendum attached hereto and made a part hereof by reference

         PAYMENT:

(a) Deposit held in an interest bearing account by TERRY T. NEAL, P.A.
    in the amount of.......................................       $10,000.00

(b) Additional escrow deposit to be made within ___ days after Effective
    Date in the amount of .................................       $      -0-

(c) Subject to AND assumption of existing mortgage in good standing in favor of _____________ having an approximate present principal
    balance of ............................................       $      -0-


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(d) Purchase money mortgage and note to Seller (see addendum) in the
    amount of .............................................       $      -0-

(e) Other:.................................................       $      -0-

(f) Balance to close by U.S. cash, LOCALLY DRAWN certified or cashier's check or third-party loan, subject to adjustments or
    prorations.............................................   $14,990,000.00
                                                   [Illegible margin notation]


III. TIME FOR ACCEPTANCE OF OFFER; EFFECTIVE DATE; FACSIMILE: If this offer is not executed by and delivered to all parties OR FACT OF EXECUTION communicated in writing between the parties on or before February 12, 2002, the deposit(s) will, at Buyer's option, be returned and this offer withdrawn. The date of Contract ("EFFECTIVE DATE") will be the date when the last one of the Buyer and Seller has signed this offer. A facsimile copy of this contract and any signatures thereon shall be considered for all purposes as originals.

IV.      FINANCING:

         INTENTIONALLY DELETED





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V. TITLE EVIDENCE: At least 10 days before closing date, (CHECK ONLY ONE): XX
                                                                           --
Seller shall deliver to Buyer or Buyer's attorney; or ___ Buyer shall at Buyer's expense obtain (CHECK ONLY ONE): ___ abstract of title; or XX title insurance
                                                          --
commitment (with legible copies of instruments listed as exceptions attached thereto) and, after closing, an owner's policy of title insurance.

VI. CLOSING DATE: This transaction shall be closed and the deed and other closing papers delivered on or before April 30, 2002, unless modified by other provisions of this Contract.

VII. RESTRICTIONS; EASEMENTS; LIMITATIONS: Buyer shall take title subject to: comprehensive land use plans, zoning, restrictions, prohibitions and other requirements imposed by governmental authority; restrictions and matters appearing on the plan or otherwise common to the subdivision; public utility easements of record (easements are to be located contiguous to Real Property lines and not more than 10 feet in width as to the rear or front line and 7 1/2 feet in width as to the side lines, unless otherwise stated herein); taxes for year of closing and subsequent years; assumed mortgages and purchase money mortgages, if any (if additional items, see addendum); provided, that there exists at closing no violation of the foregoing and none prevent use of the Property for mixed use commercial and residential purpose(s).

VIII. OCCUPANCY: Seller warrants that there are no parties in occupancy other than Seller; but if Property is intended to be rented or occupied beyond closing, the fact and terms thereof and the tenant(s) or occupants shall be disclosed pursuant to Standard D. Seller shall deliver occupancy of Property to Buyer at the time of closing unless otherwise stated herein. If occupancy is to be delivered before closing, Buyer assumes all risks of loss to Property from



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date of occupancy, shall be responsible and liable for maintenance from that date, and shall be deemed to have accepted Property in its existing condition as of time of taking occupancy unless otherwise stated herein.

IX. TYPEWRITTEN OR HANDWRITTEN PROVISIONS: Typewritten or handwritten provisions, riders and addenda shall control all printed provisions of this Contract in conflict with them.

X. ASSIGNABILITY: (CHECK ONLY ONE): Buyer ___ may assign and thereby be released from any further liability under this Contract: X may assign but not be released
                                                --
from liability under this Contract; or ____ may not assign this Contract.

XI. ADDENDA: If additional terms are to be provided, attach addendum and CHECK HERE X.
     --

THIS IS INTENDED TO BE A LEGALLY BINDING CONTRACT. IF NOT FULLY UNDERSTOOD, SEEK THE ADVICE OF AN ATTORNEY PRIOR SIGNING.

                                        /s/ R. G. Bigham               2-7-02
-------------------  --------------     -----------------------------  ---------
Soloman Lam (Buyer)     (Date)          BIGHAM HIDE CO. INC. (Seller)  (Date)

Social Security or Tax I.D. #________  Social Security or Tax I.D. # 59-1361466
                                                                   ------------

Deposit under Paragraph II (a) received: IF OTHER THAN CASH, THEN SUBJECT TO CLEARANCE. (Escrow Agent)

Name:  TERRY T. NEAL, P.A.
                          -----------------------------------------------------
                          Signature of Escrow Agent Upon Receipt of Deposit

Listing Broker  OXFORD LAND COMPANY



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                     STANDARDS FOR REAL ESTATE TRANSACTIONS

A. EVIDENCE OF TITLE: (1) An abstract of title prepared or brought current by a reputable and existing abstract firm (if not existing than certified as correct by an existing firm) purporting to be an accurate synopsis of the instruments affecting title to the Real Property recorded in the public records of the county wherein the Real Property is located through Effective Date. It shall commence with the earliest public records, or such later date as may be customary in the county. Upon closing of this Contract, the abstract shall become the Property of Buyer, subject to the right of retention thereof by first mortgage until fully paid. (2) A title insurance commitment issued by a Florida licensed title insurer agreeing to issue Buyer, upon recording of the deed to Buyer, an owner's policy of title insurance in the amount of the purchase price, insuring Buyer's title to the Real Property, subject only to liens, encumbrances exceptions and qualifications provided in this Contract and those to be discharged by Seller at or before closing. Seller shall convey marketable title subject only to liens, encumbrances exceptions of qualifications provided in this Contract. Marketable title shall be determined according to applicable Title Standards adopted by authority of The Florida Bar and in accordance with law. Buyer shall have 30 days, if abstract, or 5 days, if title commitment, from date of receiving evidence of title to examine it. If title is found defective, Buyer shall within 3 days thereafter, notify Seller in writing specifying the defect(s). If defect(s) render title unmarketable, Seller will have 30 days from receipt of notice to remove the defects, failing which Buyer shall, within five
(5) days after expiration of the thirty (30) day period, deliver written notice to Seller either: (1) extending the time for a reasonable period not to exceed




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120 days within which Seller shall use diligent effort to remove the defects; or
(2) requesting a refund of deposit(s) paid which shall be immediately returned to Buyer. If Buyer fails to so notify Seller, Buyer shall be deemed to have accepted the title as it then is. Seller shall, if title is found unmarketable, use diligent effort to correct defect(s) within the time provided therefore. If Seller is unable to timely correct the defects, Buyer shall either waive the defects, or receive a refund of deposit(s), thereby releasing Buyer and Seller from all further obligation under this Contract.

B. SURVEY: Buyer, at Buyer's expense, within time allowed to deliver evidence of title and to examine same, may have the Real Property surveyed and certified by a registered Florida surveyor. If the survey discloses encroachments on the Real Property or that improvements located thereon encroach on setback lines, easements, land of others or violate any restrictions, Contract covenants or applicable governmental regulation, the same shall constitute a title defect.

C. INGRESS AND EGRESS: Seller warrants and represents that there is ingress and egress to the Real Property sufficient for its intended use as described in Paragraph VII hereof, title to which is in accordance with Standard A.

D. LEASES: Seller shall, to less than 15 days before closing, furnish to Buyer copies of all written leases and estoppel letters from each tenant specifying the nature and duration of the tenant's occupancy, rental rates, advanced rent an security deposits paid by tenant. If Seller is unable to obtain such letter from each tenant, the same information shall be furnished by Seller to Buyer within the time period in the form of a Seller's affidavit, and Buyer may thereafter contact tenants to confirm such information. Seller shall, at closing, deliver and assign all original leases to Buyer.

E. LIENS: Seller shall furnish to Buyer at the time of closing an affidavit attesting to the absences, unless otherwise provided for herein, of any financing statement, claims of lien or potential lienors known to Seller and further attesting that there have been no improvements or repairs to the Real Property for 90 days immediately preceding date of closing. If the Real Property has been improved or repaired within that time, Seller shall deliver releases or waivers of construction liens executed by all general contractors,




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subcontractors, suppliers and materialmen in addition to Seller's lien affidavit setting forth the matters of all such general contractors, subcontractors, suppliers and materialmen, further affirming that all charges for improvements or repairs which could serve as a basis for a construction lien or a claim for damages have been paid or will be paid at the closing of this Contract.

F. PLACE OF CLOSING: Closing shall be held in the county wherein the Real Property is located at the office of the attorney or other closing agent designated by Seller.

G. TIME: In computing time periods of less than six (6) days, Saturdays, Sundays and state or national legal holidays shall be excluded. Any time periods provided for herein which shall end on a Saturday, Sunday, or a legal holiday shall extend to 5:00 p.m. of the next business day. Time is of essence of this Contract.

H. DOCUMENTS FOR CLOSING: Seller shall furnish the deed, bill of sale, construction lien affidavit, owner's possession affidavit, assignments of leases, tenant and mortgagee estoppel letters, corrective instruments and closing statement. Buyer shall furnish mortgage, mortgage note, security agreement and financing statements.

I. PROPRATIONS: CREDITS: Taxes, assessments, rent, interest, insurance and other expenses of the Property shall be prorated through the day before closing. Buyer shall have the option of taking over existing policies of insurance, if assumable, in which event premiums shall be prorated. Cash at closing shall be increased or decreased as may be required by prorations to be made through day prior to closing. Advance rent and security deposits will be credited to Buyer. Escrow deposits held by mortgagee will be credited to the Seller. Taxes shall be prorated based on the current year's taxes with due allowance made for maximum allowable discount, homestead and other exemptions. If closing occurs at a date when the current year's millage is not fixed and current year's assessment is



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available, then taxes will be prorated based upon such assessment and prior year's tax. If there are completed improvements on the Real Property by January 1st of year of closing, which improvements were not in existence on January 1st of prior year, then taxes shall be prorated based upon prior year's millage and at an equitable assessment to be agreed upon between the parties; failing which, request shall be made to the County Property Appraiser for an informal assessment taking into account available exemptions. A tax proration based on an estimate shall, at request of either party, be readjusted upon receipt of tax bill on condition that a statement to that effect is signed at closing.

J. SPECIAL ASSESSMENT LIENS: Certified, confirmed and ratified special assessment liens as of date of closing (not as of Effective Date) are to be paid by Seller. Pending liens as of date of closing shall be assumed by Buyer. If the improvement has been substantially completed as of Effective Date, any pending lien shall be considered certified, confirmed or ratified and Seller shall, at closing, be charged an amount equal to the last estimate or assessment for the improvement by the public body.

K. RISK OF LOSS: If the Property is damaged by fire or other casualty before closing and cost of restoration does not exceed 3% of the assessed valuation of the Property so damages, cost of restoration shall be an obligation of the Seller and closing shall proceed pursuant to the terms of the Contract with restoration costs escrowed at closing. If the cost of restoration exceed 3% of the assessed valuation of the Property so damaged, Buyer shall have the option of either taking the Property as is, together with either the 3% of any insurance proceeds payable by virtue of such loss or damage, or of canceling this contract and receiving return of the deposit(s).

L. PROCEEDS OF SALE; CLOSING PROCEDURE: The deed shall be recorded upon clearance of funds. If an abstract of title has been furnished, evidence of title shall be continued at Buyer's expense to show title in Buyer, without any



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encumbrances or change which would render Seller's title unmarketable from the date of the last evidence. All closing proceeds shall be held in escrow by Seller's attorney or other mutually acceptable escrow agent, for a period of not more than 5 days after closing date. If Seller's title is rendered unmarketable, through no fault of Buyer, Buyer shall, within the 5 day period, notify Seller in writing of the defect and Seller shall have 30 days from the date of receipt of such notification to cure the defect. If Seller fails to timely cure the defect, all deposit(s) and closing funds shall, upon written demand by Buyer and within 5 days after demand, be returned to Buyer, and simultaneously with such repayment, Buyer shall return the Personal Property, vacate the Real Property and reconvey the Property to Seller by special warranty deed and bill of sale. If Buyer fails to make timely demand for refund, Buyer shall take title as is, waiving all rights against Seller as to any remaining defect except as may be available to Buyer by virtue of warranties contained in the deed or bill of sale. If a portion of the purchase price is to be derived from institutional financing or refinancing, requirements of the lending institutions as to place, time of day and procedures for closing, and for disbursement of mortgage proceeds shall control over contrary provision in this Contract. Seller shall have the right to require from the lending institution a written commitment that it will not withhold disbursement of mortgage proceeds as a result of any side defect attributable to Buyer-mortgagor. The escrow and closing procedure required by this Standard shall be waived if the title agent insures adverse matters pursuant to Section 727.7841, F.S., as amended.

M. ESCROW: Any escrow agent ("Agent") receiving funds or equivalent is authorized and agrees by acceptance of them to deposit them promptly, hold same in escrow and, subject to clearance, disburse them in accordance with terms and conditions of this Contract. Failure of funds to clear shall not excuse Buyer's performance. If in doubt as to Agent's duties or liabilities under the provisions of this Contract, Agent may, at Agent's option, continue to hold the



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subject matter of the escrow until the parties hereto agree to its disbursement or until a judgment of a court of competent jurisdiction shall determine the rights of the parties, or Agent may deposit same with the clerk of the circuit court having jurisdiction of the dispute. Upon notifying all parties concerned of such action, all liability on the part of Agent shall fully terminate, except to the extent of accounting for any items previously delivered out of escrow. If a licensed Real estate broker, Agent will comply with provisions of Charge 475, F.S., as amended. Any suit between Buyer and Seller wherein Agent is made a party because of acting as Agent hereunder, or in any suit where Agent interpleads the subject matter of the escrow, Agent shall recover reasonable attorney's fees and costs incurred with these amounts to be paid from and out of the escrowed funds of equivalent and charged and awarded as court costs in favor of the prevailing part. The Agent shall not be liable to any party or person for misdelivery to Buyer or Seller of items subject to the escrow, unless such misdelivery is due to willful breach of the provisions of this contract or gross negligence of Agent.

N. ATTORNEY'S FEES; COSTS: In any litigation, including breach, enforcement or interpretation, arising out of this Contract, the prevailing party in such litigation, which, for purposes of this Standard, shall include Seller, Buyer and any brokers acting in agency or non-agency relationships authorized by Chapter 475, F.S., as amended, shall be entitled to recover from the non-prevailing party reasonable attorney's fees, costs and expenses.

O. FAILURE OF PERFORMANCE: If Buyer fails to perform this Contract within the time specified, including payment of all deposits, the deposit(s) paid by Buyer and deposit(s) agreed to be paid, may be recovered and retained by and for the account of Seller as agreed upon liquidated damages, consideration for the





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execution of this Contract and in full settlement of any claims; whereupon,
Buyer and Seller shall be relieved of all obligations under this Contract; or Seller, at Seller's option, may proceed in equity to enforce Seller's rights under this Contract. If for any reason other than failure of Seller to make Seller's title marketable after diligent effort, Seller fails, neglects or refuses to perform this Contract, the buyer may seek specific performance or elect to receive the return of Buyer's deposit(s) without thereby waiving any action for damages resulting from Seller's breach.

P. CONTRACT NOT RECORDABLE; PERSONS BOUND; NOTICE: Neither this Contract nor any notice of it shall be recorded in any public records. This Contract shall bind and inure to the benefit of the parties and their successors in interest. Whatever the context permits, singular shall include plural and one gender shall include all. Notice given by or to the attorney for any party shall be as effective as if given by or to that party.

Q. CONVEYANCE: Seller shall convey title to the Real Property by statutory warranty, trustee's personal representative's or guardian's deed, as appropriate to the status of Seller, subject only to matters contained in Paragraph VII and those otherwise accepted by Buyer. Personal Property shall, at the request of the Buyer, be transferred by an absolute bill of sale with warranty of title, subject only to such matters as may be otherwise provided for herein.

R. OTHER AGREEMENTS: No prior or present agreements or representations shall be binding upon Buyer or Seller unless included in this Contract. No modification to or change in this Contract shall be valid or binding upon the parties unless in writing and executed by the party or parties intended to be bound by it.



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S. WARRANTY: Seller warrants that there are no facts known to Seller materially affecting the value of the Property which are not readily observable by Buyer or which have not been disclosed to Buyer.

T. BROKERS: The licensee(s) and brokerage(s) named in this Contract are collectively referred to as "Broker." Seller and Buyer acknowledge that the Broker(s) named herein are the procuring cause of this transaction. Instruction to Closing Agent: Seller and buyer direct closing agent to disburse at closing the full amount of the brokerage fees as specified in separate brokerage agreements with the parties and cooperative agreements between the brokers, unless Broker has retained such fees from the escrowed funds. In the absence of such brokerage agreements, closing agent will disburse brokerage fees as indicated below.

                       THIS SPACE INTENTIONALLY LEFT BLANK



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